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                                                                    Exhibit 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 1 to the registration statement of Boston Life Sciences, Inc. (the "Company") on Form S-8 for 320,000 shares of common stock for the Amended and Restated 1990 Non-Employee Directors' Non-Qualified Stock Option Plan of our report dated March 2, 2001, relating to the consolidated financial statements of the Company, which appears in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

                                                  PricewaterhouseCoopers LLP

Boston, Massachusetts
August 13, 2001